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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)        June 30, 1999
                                                 -------------------------------

                             TRANSMEDIA NETWORK INC.
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               (Exact Name of Registrant as Specified in Charter)

          Delaware                     001-13806               84-6028875
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(State or Other Jurisdiction       (Commission File           (IRS Employer
      of Incorporation)                 Number)            Identification No.)

11900 Biscayne Boulevard, Suite 460, Miami, Florida                 33181
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(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code         (305) 892-3300
                                                    ----------------------------

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             (Former Name or Address, if Changed Since Last Report)
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ITEM 2.  Acquisition or Disposition of Assets.

         On June 30, 1999, we concluded the acquisition from SignatureCard, Inc. ("SignatureCard"), a subsidiary of Montgomery Ward & Co., Incorporated, of assets related to a membership discount dining program SignatureCard operated under the Dining A La Card trade name and service mark. The assets acquired included various intellectual property rights and computer software, membership and merchant data, rights-to-receive, and, most significantly, a registered card platform, among other things. As consideration for the assets, we (1) paid SignatureCard $35,000,000 in cash at closing (representing the estimated amount of the cash funded by SignatureCard for certain "qualified" rights-to-receive),
(2) issued to SignatureCard 400,000 shares of our common stock and (3) issued to SignatureCard a three-year option to purchase an additional 400,000 shares of our common stock at a price of $4.00 per share. In addition, during the two-year period following the closing, we have agreed to share with SignatureCard certain amounts received in excess of the amount funded at closing in respect of "non-qualified" rights-to receive. Commencing December 31, 1999, SignatureCard may, at any time prior to June 30, 2002, require us to repurchase all or part of the 400,000 shares we issued at the closing at a price of $8.00 per share.

         In connection with the acquisition of Dining A La Card, we entered into a Services Collaboration Agreement with SignatureCard. Under this agreement, SignatureCard will continue to provide dining members from its airline frequent flyer partner programs and other marketing programs. It will also share, for
12.5 years, certain profits we derive from SignatureCard-generated members as well as a portion of the membership fee revenues generated from fee paying members acquired in this transaction or subsequently through SignatureCard's efforts.

         In connection with this acquisition, we paid a fee for transaction advisory services to Equity Group Investments LLC, an affiliate of our largest stockholder ("EGI"), of $386,000.

         To finance the acquisition, we obtained a $35 million senior secured revolving bridge loan facility from The Chase Manhattan Bank (from which $29 million was drawn down) and a $10 million term loan from GAMI Investments, Inc., an affiliate of EGI (which was drawn down in full).

The Chase Facility

         The Chase facility permits us to borrow up to an aggregate principal amount equal to the lesser of (i) $35 million and (ii) the amount available under a borrowing base formula based on the amount of Dining A La Card receivables which meet certain eligibility criteria (which was $35 million at the closing). The facility is secured by liens on substantially all of our assets (including those purchased pursuant to the acquisition), other than those subject to an existing securitization facility, as well as the stock of our three principal subsidiaries: Transmedia Restaurant Company Inc., Transmedia Service Company Inc., and TMNI International Incorporated. It is our intention to use remaining proceeds of the facility in connection with the ongoing Dining A La Card business.

                              (Page 2 of 252 Pages)
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         Amounts drawn down under the facility accrue interest, at our election, at either (i) 0.25% plus the greater of (a) the prime rate publicly announced by Chase in effect in New York, New York and (b) the federal funds effective rate from time to time plus 1.5% or (ii) one month LIBOR plus 1.25%, and mature on December 30, 1999 or upon the earlier effectiveness of a securitization facility of the Dining A La Card rights-to-receive. The effective rate of interest on the date hereof is 6.6746%. Interest is payable monthly in arrears. Any amounts overdue under the facility accrue interest at the applicable rate plus 2%. The agreement contains customary events of default, as well a cross default to all other material indebtedness, including our existing securitization facility and the GAMI loan. We intend to replace this bridge loan with a securitization facility of the Dining A La Card rights-to-receive arranged through Chase.

         In connection with the facility, we paid a $500,000 fee to Chase upon the closing and are required to pay a monthly unused line fee equal to 0.375% of the average unused amount.

The GAMI Loan

         The GAMI loan in the amount of $10 million is unsecured and subordinated to the Chase facility. It binds Transmedia as well as its three principal subsidiaries as borrowers. Interest accrues on the principal amount outstanding at the prime rate (as announced from time to time by Chase) plus 4%, and is payable monthly in arrears. Overdue amounts bear interest at such prime rate plus 8%.

         The terms of this agreement require us to conduct a rights offering of rights to purchase a new series of preferred stock to be offered to each existing stockholder of record on a pro rata basis. The proceeds of the rights offering will be used to repay all outstanding amounts under this loan.

         In connection with the rights offering, EGI, through its affiliate and our largest stockholder, Samstock L.L.C., has agreed to act as a standby purchaser whereby, after exercising its initial rights and any additional subscription privileges, it will purchase any shares not otherwise subscribed for by our other stockholders. The GAMI loan matures on December 30, 1999 or the earlier closing of such rights offering. The failure to meet certain requirements relating to the rights offering and the occurrence of an event of default under various agreements relating to the rights offering or under the Chase facility would constitute defaults under this facility, among other customary events. Upon the occurrence of an event of default, various standstill covenants binding Samstock and its affiliates (which currently preclude Samstock and its affiliates, subject to certain limitations, from acquiring additional securities of Transmedia, soliciting proxies in opposition to the recommendation of a majority of our disinterested directors, forming "groups" for the purpose of acquiring, voting or disposing of our voting securities, or soliciting bidders for Transmedia, among other things, until March 3, 2003) would automatically terminate, and Samstock would have the right to designate an additional number of directors to our Board of Directors such that the total number of Samstock designees on our Board would constitute a majority, among other remedies.

         The terms of this loan required us to pay to GAMI at closing a cash fee of $500,000, which is reimbursable to us upon the consummation of the rights offering and the issuance to Samstock L.L.C. of warrants to purchase 1,000,000 shares of our common stock in consideration

                              (Page 3 of 252 Pages)
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of providing the loan and its obligation to act as a standby purchaser in connection with the rights offering. If the rights offering is not consummated or the warrants are not issued, we are required to pay GAMI an additional $500,000 fee.

         The Asset Purchase Agreement, the Option Agreement, the Services Collaboration Agreement, the Chase Manhattan Bank Credit Agreement, the Security Agreement, the Pledge Agreement and the GAMI Credit Agreement are exhibits to this Current Report. The foregoing summary of material terms of these documents is qualified in its entirety by reference to these exhibits.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a) Financial Statements of Business Acquired. To be filed by amendment. Such information will be filed as soon as practicable following the due date of this Form 8-K.

         (b) Pro Forma Financial Information. To be filed by amendment. Such information will be filed as soon as practicable following the due date of this Form 8-K.

         (c) Exhibits. The following exhibits are filed with this report:

Exhibit Number                             Description
--------------                             -----------
     10.1 Asset Purchase Agreement, dated as of March 17, 1999, between Transmedia Network Inc. and SignatureCard, Inc., as amended by Amendment No. 1 thereto dated as of April 15, 1999 and Amendment No. 2 thereto dated as of May 31, 1999.

     10.2 Option Agreement, dated as of June 30, 1999, between Transmedia Network Inc. and SignatureCard, Inc.

     10.3 Services Collaboration Agreement, dated as of June 30, 1999, between Transmedia Network Inc. and SignatureCard, Inc.

     10.4 Credit Agreement, dated as of June 30, 1999, between Transmedia Network Inc. and The Chase Manhattan Bank.

     10.5 Security Agreement, dated as of June 30, 1999, between Transmedia Network Inc. and The Chase Manhattan Bank.

     10.6 Pledge Agreement, dated as of June 30, 1999, between Transmedia Network Inc. and The Chase Manhattan Bank.

     10.7 Credit Agreement, dated as of June 30, 1999, between GAMI Investments, Inc., Transmedia Network Inc., Transmedia Restaurant Company Inc., Transmedia Service Company Inc. and TMNI International Incorporated.

                              (Page 4 of 252 Pages)
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         TRANSMEDIA NETWORK INC.


Date: July 14, 1999                      By: /s/ Stephen E. Lerch
                                             -----------------------------------
                                             Name:  Stephen E. Lerch
                                             Title: Executive Vice President and
                                                    Chief Financial Officer

                              (Page 5 of 252 Pages)
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                                INDEX TO EXHIBITS

Exhibit Number                            Description                                                    Page
--------------                            -----------                                                    ----
     10.1           Asset Purchase Agreement, dated as of March 17, 1999, between                           7
                    Transmedia Network Inc. and SignatureCard, Inc., as amended by
                    Amendment No. 1 thereto dated as of April 15, 1999 and
                    Amendment No. 2 thereto dated as of May 31, 1999.

     10.2           Option Agreement, dated as of June 30, 1999, between Transmedia                        82
                    Network Inc. and SignatureCard, Inc.

     10.3           Services Collaboration Agreement, dated as of June 30, 1999,                           88
                    between Transmedia Network Inc. and SignatureCard, Inc.

     10.4           Credit Agreement, dated as of June 30, 1999, between Transmedia                       125
                    Network Inc. and The Chase Manhattan Bank.

     10.5           Security Agreement, dated as of June 30, 1999, between                                189
                    Transmedia Network Inc. and The Chase Manhattan Bank.

     10.6           Pledge Agreement, dated as of June 30, 1999, between Transmedia                       202
                    Network Inc. and The Chase Manhattan Bank.

     10.7           Credit Agreement, dated as of June 30, 1999, between GAMI                             217
                    Investments, Inc., Transmedia Network Inc., Transmedia
                    Restaurant Company Inc., Transmedia Service Company Inc. and
                    TMNI International Incorporated.

                              (Page 6 of 252 Pages)